Exhibit 99.1

NEWS RELEASE

FIBROGEN APPOINTS GERALD LEMA TO BOARD OF DIRECTORS

San Francisco, CA, September 19, 2017 — FibroGen, Inc. (NASDAQ: FGEN), a science-based biopharmaceutical company, today announced that Gerald Lema, former President of Asia Pacific at Baxter International, has been appointed to the Company’s Board of Directors.

“We are pleased to be strengthening our board of directors with the addition of Gerald Lema. Mr. Lema brings to FibroGen an outstanding record as a pharmaceutical executive with extensive commercial, financial, strategy, and Asia-specific experience, which will be invaluable as we move towards potential approval and commercialization of our product candidates roxadustat and pamrevlumab,” said Thomas B. Neff, Chief Executive Officer and Chairman of FibroGen.

Mr. Lema has more than 27 years of pharmaceutical, diagnostics, healthcare, and consumer experience in Asia, Europe/Middle East and Africa, U.S., and Latin America. Gerald Lema currently serves as Partner and Representative Director of Cylon Capital, a private investment group based in Tokyo that creates value for brands and technologies in the Japanese and Asia Pacific markets. Prior to Cylon Capital Mr. Lema served as President of Asia Pacific at Baxter International from 2005 until 2015. Mr. Lema also served as President, Japan at Baxter International since April 2007. Before Baxter, Mr. Lema worked for 18 years at Abbott Laboratories where he held several positions of increasing responsibility in general management, strategy and business development. His last position with Abbott was Corporate Vice President, Asia Pacific and Chairman, Abbott Japan, in Tokyo. Mr. Lema currently serves as a Director of Catalyst. Mr. Lema is co-author of Foreign Investment through Debt-Equity Swaps, published in the MIT Sloan Management Review. Mr. Lema is a graduate of the Stanford University Executive Program, has a Master of Business Administration from the Freeman School of Business at Tulane University, and has a Bachelor of Science, Engineering from Universidad del Valle, Colombia.

About FibroGen, Inc.

FibroGen, Inc., headquartered in San Francisco, CA with subsidiary offices in Beijing and Shanghai, PRC, is a leading science-based biopharmaceutical company discovering and developing a pipeline of first-in-class therapeutics. The company applies its pioneering expertise in fibrosis and hypoxia-inducible factor (HIF) biology and clinical development to advance innovative medicines for the treatment of anemia, fibrotic disease, and cancer. Roxadustat, the company’s most advanced product candidate, is an oral small molecule inhibitor of HIF prolyl hydroxylase activity in Phase 3 clinical development for the treatment of anemia in chronic kidney disease (CKD) and is entering Phase 3 development for anemia in lower risk myelodysplastic syndromes (MDS). Pamrevlumab, a fully-human monoclonal antibody that inhibits the activity of connective tissue growth factor (CTGF), is in Phase 2 clinical development for the treatment of idiopathic pulmonary fibrosis (IPF), pancreatic cancer, and Duchenne muscular dystrophy (DMD). FibroGen is also developing a biosynthetic cornea in China. For more information, please visit www.fibrogen.com.

Forward-Looking Statements

This release contains forward-looking statements regarding our strategy, future plans and prospects, including statements regarding the potential approval and commercialization of our product candidates roxadustat and pamrevlumab. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as “may,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. Our actual results may differ materially from those indicated in these forward-looking statements due to risks and uncertainties related to the continued progress and timing of our various programs, including the enrollment and results from ongoing and potential future clinical trials for pamrevlumab, and other matters that are described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed with the Securities and Exchange Commission (SEC), including the risk factors set forth therein. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and we undertake no obligation to update any forward-looking statement in this press release, except as required by law.

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Contact

FibroGen, Inc.

Karen L. Bergman

Vice President, Investor Relations and Corporate Communications

1(415) 978-1433

kbergman@fibrogen.com